UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

October 10, 2008	(October 3, 2008)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

DELAWARE (State or other jurisdiction of incorporation)	001-32421 (Commission File Number)	58-2342021 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant

On October 3, 2008, the Company borrowed an aggregate of $50,000 from two (2) Directors. The loans are evidenced by two (2) promissory notes providing for repayment of the outstanding principal balances on December 2, 2008, plus interest at the rate of 10% per annum. If the notes are not paid by their maturity dates, the notes automatically convert to demand notes, and the lenders have the right to demand payment of all outstanding principal and accrued interest with ten (10) days notice. The notes also grant the lenders a collateralized security interest in the Company’s account(s) receivable. The proceeds are being used for general working capital purposes. The Form of Promissory Note and Security Agreement issued in these transactions is incorporated by reference and filed as an exhibit to this report.

Item 3.02 Unregistered Sales of Equity Securities

     On October 3, 2008, the Company entered into a subscription agreement with an individual investor that is a shareholder of the Company, for an offering of 300,000 shares of Common Stock and five-year warrants to purchase 120,000 shares of Common Stock, in consideration for $75,000. Each warrant to purchase Common Stock is exercisable at $.30 per share, which is equal to 120% of the closing price of the Company’s Common Stock on the business day before closing.  The Form of Subscription and Rights Agreement and the Form of Common Stock Purchase Warrant are incorporated by reference and filed as exhibits to this report.

     On October 7, 2008, the Company entered into a subscription agreement with an entity that is a shareholder of the Company, for an offering of 2,222,223 shares of Common Stock and five-year warrants to purchase 888,890 shares of Common Stock, in consideration for $400,000. The consideration was paid through the satisfaction of two outstanding promissory notes (dated September 17, 2008 and September 30, 2008). Each warrant to purchase Common Stock is exercisable at $.22 per share, which is equal to 120% of the closing price of the Company’s Common Stock on the business day before closing. The Form of Subscription and Rights Agreement and the Form of Common Stock Purchase Warrant are incorporated by reference and filed as exhibits to this report.

     The securities described above were offered by the Company and no commission or similar remuneration was paid in connection with the sales. Each of the investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with this offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506 of Regulation D.

     The proceeds of the offering are primarily being used for general corporate purposes.

     The Company is obligated to use its best efforts to file a registration statement with the Securities and Exchange Commission including the warrants within 60 days of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Promissory Note and Security Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)
99.2	Form of Subscription and Rights Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)
99.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ MATTHEW D. ROSEN
MATTHEW D. ROSEN
October 10, 2008		as Chief Executive Officer